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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-40729, 333-36750) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74601, 333-64989, 333-61176, 333-56677, 333-43595, 333-42375, 333-34743, 333-34699, 333-31265,
33-44115, 33-31819, 33-23504, 33-7499, 2-89925, 33-10106, 33-30697, 33-38044,
33-16987, 33-62603, 333-36218) of Compaq Computer Corporation of our report dated January 25, 2000 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 25, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Houston, Texas
January 29, 2002